Exhibit 99.1

For additional information:                             Company contact:
Patrick Corman                                          Ken Ruotolo
Corman Communications                                   ANTs software inc.
650-326 9648                                            650-931-0530
patrick@cormancom.com                                   ken.ruotolo@ants.com


                 ANTs software inc. Names Joseph Kozak President

       Former Oracle Vice President Tapped to Accelerate Company's Growth


BURLINGAME, Calif., June 15, 2005-- ANTs software inc. (OTCBB:ANTS), a developer of high-performance SQL database management systems, today announced that it has named Joseph M. Kozak as president. Mr. Kozak brings 25 years of front-line leadership experience to ANTs and will manage the company's sales, marketing and business development efforts together with Boyd Pearce who will continue as CEO.

"We are delighted that Joe has joined the ANTs team at this pivotal time," said Pearce. "His experience in closing strategic sales with major accounts and in successfully executing partnerships with global systems integrators should enable ANTs to accelerate its growth. We look to Joe to help take ANTs to the next level as the dominant company in the high-performance database space."

Mr. Kozak joins ANTs from Oracle Corporation, where he was vice president of industry sales. At Oracle, he defined and executed global strategies for retail, distribution, life science, process manufacturing, and consumer packaged goods industries, exceeding revenue targets of $400 million in technology sales and $100 million in application sales. Most recently Mr. Kozak managed Oracle's acquisition of Retek, Inc. a $630 million purchase in the retail applications space.

Prior to Oracle, Mr. Kozak was CEO of Lombardi Software, manufacturer of business process management solutions, taking the company to $8 million in revenue in its first year. Mr. Kozak was an equity partner with Ernst and Young, LLP where he managed the retail distribution and consumer goods North American business unit, he was vice president of sales for SAP America, where he was responsible for the $600 million retail distribution and consumer goods business units for the Americas, and he held numerous management positions with AT&T and IBM.

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"I considered numerous opportunities and decided to join ANTs because I believe the company is in a fantastic position to capitalize on its advantage as the only lock-free database," said Kozak. "The value proposition of high performance and cost savings together with ease of migration is compelling. I look forward to helping establish ANTs as a new leader in the database space."


About The ANTs Data Server

The ANTs Data Server is an industry-standard database management system based on a breakthrough, high-performance SQL query execution engine that incorporates innovative, lock-free operations. The ANTs Data Server has demonstrated superior performance for high workload, update-intensive applications, offering users significant cost savings by simplifying their database infrastructures. Performance-critical database operations in the financial services, wireless and logistics industries can be deployed on fewer, low-cost servers with dramatically reduced license fees and administrative costs.


About ANTs software inc.

ANTs software inc. (OTCBB:ANTS), based in Silicon Valley, California, develops high-performance data management software that delivers unparalleled performance for heavy workload applications. The company's mission is to help customers reduce hardware, software, and development costs by providing exceptional database performance. For more information on ANTs software, visit www.antssoftware.com.

                                      # # #

This press release is neither an offer to sell nor a solicitation of offers to purchase securities. This press release contains certain forward-looking statements as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected. Such risks include but are not limited to the following: there can be no assurance that ANTs software inc. (the "Company") will produce the expected results; that the Company will produce a commercially viable product; or that the Company will secure the necessary current and additional financing, intellectual property and staff to support current and future operations. Further risks are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's most recent form 10-QSB for the quarter ended March 31, 2005. The Company undertakes no obligation to revise or publicly release the results of any revision to such forward-looking statements.